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                                                                    Exhibit 99.2

                              LETTER OF TRANSMITTAL
                  For Stock Certificates Representing Shares of
                                 Common Stock of
                         THOMPSON FALLS HOLDING COMPANY

Glacier Bancorp, Inc.
49 Commons Loop
Kalispell, Montana 59901

         Attn: LeeAnn Wardinsky

Re: Surrender of Stock Certificates for Exchange in connection with the Merger of Thompson Falls Holding Company ("TFHC") with and into Glacier Bancorp, Inc. ("Glacier")

Ladies and Gentlemen:

            Enclosed are certificates representing shares of common stock of TFHC ("TFHC Common Stock"), as follows (collectively, "Certificate(s)"):

Please Complete All Information

Name and Address of Registered Holder(s)     Cert. Nos.      No. of Shares

The Certificate(s) are being surrendered for exchange for certificates representing shares of common stock of Glacier ("Glacier Common Stock") in accordance with the terms of the Agreement and Plan of Merger, dated July 14, 2005, among Glacier, First Security Bank of Missoula, TFHC and First State Bank.

By signing below, I irrevocably surrender to Glacier, acting as exchange agent in the merger, the Certificate(s) and request that you deliver, in accordance with the terms of the Merger Agreement, the merger consideration to which I am entitled. New certificates should be issued in the name(s) of the registered holder(s) above unless otherwise indicated below.

By signing below, I represent and warrant that I have full power and authority to surrender the Certificate(s) and execute this Letter of Transmittal on behalf of the registered holder(s) thereof. In addition, if I am other than the named holder, I have indicated below the capacity in which I am executing this letter.

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I understand that, if I am acting in a representative capacity, I may be asked to provide appropriate evidence of my authority and that such evidence of authority must be acceptable to Glacier in its sole discretion. I further understand that surrender of the Certificate(s) will not be effective until Glacier has received the original certificates representing my shares of TFHC Common Stock, together with a Letter of Transmittal that has been duly executed and properly completed, and that the exchange of certificates contemplated by this letter will be completed within a reasonable period following proper surrender of my Certificate(s). All questions as to validity, form and eligibility for surrender of any certificates for TFHC Common Stock will be determined by Glacier.

                                                *_______________________________

                                                *_______________________________
                                                (Signature of Shareholders)
                                                *_______________________________
                                                (Signature of Shareholders)

*Must be signed by registered holder(s) exactly as name(s) appear(s) on the Certificate(s) or by persons authorized to become registered holder(s) by certificates and documents transmitted with this letter. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information:

                                    Name        ________________________________
                                                       (Please Print)
                                    Capacity    ________________________________
                                    Address     ________________________________
                                                ________________________________
                                                ________________________________
                                    Telephone   ________________________________
                                    Tax ID      ________________________________

**SIGNATURE GUARANTEE

The undersigned hereby guarantee(s) the signature on this Letter of Transmittal.

__________________________________
Name of Firm

__________________________________
Signature of Officer

__________________________________
Title

__________________________________
__________________________________
Address

**REQUIRED ONLY AS DESCRIBED IN SECTION 3 OR 4 OF THE INSTRUCTIONS TO THIS LETTER OF TRANSMITTAL.

      [To provide special issuance or mailing instructions please complete the following page.]

                                     - 2 -

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SPECIAL ISSUANCE INSTRUCTIONS

Issue Replacement Certificates To:

Name           _______________________________

Address        _______________________________
               _______________________________
               _______________________________

Tax ID/Soc.
  Security No. _______________________________   Signature _____________________

SPECIAL MAILING INSTRUCTIONS

Mail Replacement Certificates To:

Name           _______________________________

Address        _______________________________
               _______________________________
               _______________________________

                                                 Signature _____________________

                                     - 3 -

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                            IMPORTANT TAX INFORMATION

      Under federal income tax law, a shareholder is required to provide an accurate Taxpayer Identification Number (TIN) on Substitute Form W-9. If such shareholder is an individual, the TIN is his or her social security number. The shareholder is required to give Glacier the social security number or employer identification number of the record owner of the surrendered certificates. If the certificates are in more than one name or are not in the name of the actual owner, the social security number or employer identification number of the person responsible for the payment of income taxes to the IRS should be reported.

      If Glacier is not provided with the correct TIN, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service (IRS). In addition, payments that are made to such shareholder with respect to surrendered certificates or future dividends may be subject to backup withholding.

      Exempt shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that shareholder must submit a statement, signed under penalties of perjury, attesting to the individual's exempt status. A form of statement can be obtained from Glacier upon request.

      If backup withholding applies, Glacier must withhold from amounts otherwise payable to the shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

                                    IMPORTANT

               ALL SHAREHOLDERS MUST COMPLETE SUBSTITUTE W-9 BELOW
                     (SEE "IMPORTANT TAX INFORMATION" ABOVE)

                       PAYOR'S NAME: GLACIER BANCORP, INC.

SUBSTITUTE  Form W-9                 PART 1 - PLEASE PROVIDE YOUR
                                     TAXPAYER IDENTIFICATION NO. IN                            Social Security No.
                                     THE BOX AT THE RIGHT AND CERTIFY                                  OR
                                     BY SIGNING AND DATING BELOW                         Employer Identification Number

Department of the Treasury,          PART 2-
Internal Revenue Service,
Payor's Request for Taxpayer
Identification Number (TIN)                       [ ]
                                     TIN applied for (or I intend to
                                     apply for in near future) CHECK BOX
                                     IF APPLICABLE

                                     CERTIFICATION - UNDER THE PENALTIES OF
                                     PERJURY, I CERTIFY THAT (1) the
                                     information provided on this form is true, correct and complete, and (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends or the IRS has notified me that I am no longer subject to backup withholding. YOU MUST CROSS OUT ITEM (2) ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDER REPORTING OF INTEREST OR DIVIDENDS ON YOUR TAX RETURN.

                                     Signature: ________________________________
                                     Name:______________________________________

                                     Address:___________________________________

                                     Date:______________________________________

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                     INSTRUCTIONS FOR LETTER OF TRANSMITTAL

     FORMING PART OF THE TERMS AND CONDITIONS OF THIS LETTER OF TRANSMITTAL

      1. USE OF LETTER OF TRANSMITTAL. Please complete this Letter of Transmittal and forward it, properly completed and duly executed, together with your certificates representing shares of common stock of TFHC ("TFHC Certificates"), and any other documents required by the Letter of Transmittal, to Glacier, in order to make an effective surrender of your TFHC Certificates. Until all necessary steps have been taken to surrender your TFHC Certificates, no exchange for new certificates representing shares of common stock of Glacier will be made.

      THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE OPTION AND RISK OF THE SHAREHOLDER(S) AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED PROPERLY INSURED IS RECOMMENDED.

      2. SPECIAL ISSUANCE AND MAILING INSTRUCTIONS. If the replacement certificate is to be issued in the name of a person other than the Registered Holder listed on the first page of your Letter of Transmittal or if it is to be sent to someone other than the registered holder, special instructions must be completed on page 3 of the Letter of Transmittal. You must also provide a signature guarantee in the event of special instructions.

      3. SIGNATURE GUARANTEE. No signature guarantee on this Letter of Transmittal is required (i) if this Letter of Transmittal is signed by the registered holder(s), unless such holder(s) has completed "Special Issuance Instructions" or "Special Mailing Instructions" or (ii) if such certificates are surrendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institution."). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. (See Instruction 4.)

      4. SIGNATURES ON LETTER OF TRANSMITTAL, STOCK POWERS AND ENDORSEMENTS. If this Letter of Transmittal is signed by the registered holder(s) of the surrendered TFHC Certificates, the signature(s) must correspond EXACTLY with the name(s) as written on the face of the TFHC Certificates without alteration.

      If any of the surrendered TFHC Certificates are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

      If any surrendered TFHC Certificates are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registered holders.

      If this Letter of Transmittal is signed by a person other than the registered holder(s) of the surrendered certificates listed, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear on the certificates. Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.

      5. SUPPORTING EVIDENCE. In case any Letter of Transmittal, certificate or other document is executed by an agent or in any other fiduciary or representative capacity, there must be submitted with this Letter of Transmittal evidence of authority to act in such capacity (including court orders and corporate resolutions where necessary).

      6. LOST CERTIFICATES. If the TFHC Certificates which a registered holder wants to surrender have been lost or destroyed, that fact should be indicated on this Letter of Transmittal, which should then be delivered to Glacier after being otherwise properly completed and duly executed. In such event, Glacier will forward additional documentation necessary to be completed in order to effectively surrender such lost or destroyed TFHC Certificates.

      YOU ARE URGED TO COMPLETE AND RETURN THIS LETTER OF TRANSMITTAL PROMPTLY. DIVIDENDS AND OTHER DISTRIBUTIONS, IF ANY, PAYABLE TO HOLDERS OF RECORD OF SHARES OF GLACIER COMMON STOCK AFTER THE MERGER WILL NOT BE DELIVERED TO YOU BUT WILL BE HELD (WITHOUT INTEREST) UNTIL YOU SURRENDER YOUR CERTIFICATES FOR TFHC COMMON STOCK.

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